Filed Pursuant to Rule 424(b)(5)
Registration No. 333-271361

PROSPECTUS SUPPLEMENT

(to Prospectus dated February 14, 2024)

30,000,000 Shares of Class A Common Stock

Pre-Funded Warrants to Purchase up to 16,136,102 Shares of Class A Common Stock

Class 1 Warrants to Purchase up to 23,068,051 Shares of Class A Common Stock

Class 2 Warrants to Purchase up to 23,068,051 Shares of Class A Common Stock

Class A Common Stock Underlying the Pre-Funded Warrants, Class 1 Warrants and Class 2 Warrants

We are offering 30,000,000 shares of our Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), Class 1 Warrants to purchase 23,068,051 shares of our Class A Common Stock (the “Class 1 Warrants”), Class 2 Warrants to purchase 23,068,051 shares of our Class A Common Stock (the “Class 2 Warrants” and, together with the Class 1 Warrants, the “Warrants” and each, a “Warrant”) and, in lieu of Class A Common Stock, Pre-Funded Warrants to purchase 16,136,102 shares of our Class A Common Stock (the “Pre-Funded Warrants”) pursuant to this prospectus supplement and the accompanying base prospectus.

The purchase price of each share of Class A Common Stock and accompanying Warrant is $0.8670. The purchase price of each Pre-Funded Warrant and accompanying Warrant equals the price at which shares of our Class A Common Stock are being sold in this registered direct offering minus $0.0001, and the exercise price of each Pre-Funded Warrant equals $0.0001 per share. The exercise price of each Warrant equals $1.0200 per share. This prospectus supplement also relates to the offering of the shares of Class A Common Stock issuable upon the exercise of the Warrants and the exercise of the Pre-Funded Warrants. The securities are being sold in this offering to certain purchasers under a securities purchase agreement dated February 29, 2024 (the “Purchase Agreement”) among us and the purchasers identified on the signature pages thereto.

In a concurrent registered direct offering (the “Concurrent Offering”), we are selling to our affiliate, Intercontinental Exchange Holdings, Inc. or its related investment vehicle (together, “ICE”), up to 11,534,025 shares of our Class A Common Stock, Class 1 Warrants to purchase up to 5,767,012 shares of our Class A Common Stock, and Class 2 Warrants to purchase up to 5,767,012 shares of our Class A Common Stock, at the same purchase price as the purchasers in this offering, for an aggregate purchase price of up to approximately $10 million. Of such securities, 2,762,009 shares of our Class A Common Stock, Class 1 Warrants to purchase 1,381,004 shares of our Class A Common Stock and Class 2 Warrants to purchase 1,381,004 shares of our Class A Common Stock will be issued concurrently with the closing of the securities being offered pursuant to this prospectus supplement and the accompanying base prospectus in accordance with the Purchase Agreement, and the remaining securities being issued to ICE will be issued after we obtain the necessary stockholder approvals in accordance with the Listed Company Manual of the New York Stock Exchange (“NYSE”), subject to customary other closing conditions. ICE is providing a voting support agreement in connection with this offering and the Concurrent Offering, which generally provides that ICE will attend the special meeting (the “Special Meeting”) to approve the issuance of the shares of Class A Common Stock issuable in respect of the Concurrent Offering and the shares of Class A Common Stock underlying the accompanying warrants that exceed the limitations of the Listed Company Manual of the NYSE and the shares of Class A Common Stock underlying the alternative cashless exercise provision of the Class 2 Warrants described below being issued in this offering and the Concurrent Offering and to vote in support of such proposal at the Special Meeting. The securities being issued in the Concurrent Offering to ICE are being offered pursuant to the registration statement of which this prospectus supplement forms a part, but are not being offered pursuant to this prospectus supplement and the accompanying base prospectus.

Our Class A Common Stock is listed on NYSE under the symbol “BKKT”. On February 28, 2024, the last reported sale price of our Class A Common Stock on NYSE was $1.0200 per share. There is no established public trading market for the Warrants or the Pre-Funded Warrants and we do not expect a market to develop for either security. Without an active trading market, the liquidity of the Warrants and the Pre-Funded Warrants will be limited. In addition, we do not intend to list the Warrants or the Pre-Funded Warrants on NYSE, any other national securities exchange, or any other trading system.

We have engaged Keefe, Bruyette & Woods, Inc. (“KBW” or the “Placement Agent”) to act as our exclusive placement agent in connection with the securities offered by this prospectus supplement. We have agreed to pay the Placement Agent a fee based upon the aggregate gross proceeds raised in this offering as set forth in the table below. KBW is not acting as a placement agent in connection with the Concurrent Offering and will not receive any fees related to the Concurrent Offering.

We will deliver all securities to be issued in connection with this offering upon receipt of purchaser funds received by us. Accordingly, neither we nor the Placement Agent have made any arrangements to place purchaser funds in an escrow account or trust account since the Placement Agent will not receive purchaser funds in connection with the sale of the securities offered hereunder.

Investing in these securities involves risks. Please carefully read the information under the headings “Risk Factors” beginning on page S-7 of this prospectus supplement, page 7 of the accompanying base prospectus and in the documents incorporated by reference in this prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

We have agreed to pay the Placement Agent a fee based on the aggregate proceeds as set forth in the table below, which does not take into account the sale of our securities in the Concurrent Offering, nor the exercise of any Warrants issued pursuant to this offering or the Concurrent Offering.

	Per Share and Accompanying Warrants	Per Pre-Funded Warrant and Accompanying Warrants	Total
Offering Price	$0.8670	$0.8669	$39,998,386.82
Placement Agent’s fees(1)	$0.0520	$0.0520	$2,399,077.30
Proceeds to us, before expenses	$0.8150	$0.8149	$37,599,309.52

(1)

We have agreed to pay the placement agent a placement agent fee in an amount equal to six percent (6%) of the gross proceeds received by the Company in this offering, excluding any amounts that may be paid upon the exercise of Warrants issued under the Purchase Agreement by the Company. KBW is not acting as a placement agent in connection with the Concurrent Offering and will not receive any fees related to the Concurrent Offering.

We anticipate that delivery of the Class A Common Stock, the Pre-Funded Warrants, and the Warrants against payment will be made on or about March 4, 2024.

Placement Agent

Keefe, Bruyette & Woods

           A Stifel Company

The date of this prospectus supplement is February 29, 2024.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus relate to the offering of our Class A Common Stock, Pre-Funded Warrants, and Warrants. Before buying any of the securities that we are offering, you should carefully read this prospectus supplement, the accompanying base prospectus, the information and documents incorporated herein by reference, and the additional information under the heading “Where You Can Find More Information” and “Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of Class A Common Stock, Pre-Funded Warrants, and Warrants and also adds, updates and changes information contained in the accompanying base prospectus and the documents incorporated herein by reference. The second part is the accompanying base prospectus, which provides more general information about our Class A Common Stock, Pre-Funded Warrants, Warrants, and other securities that do not pertain to this offering. This prospectus supplement and the accompanying based prospectus, together, are sometimes referred to in this prospectus supplement as this “prospectus.” If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties, and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Neither we nor the Placement Agent have authorized anyone to provide information different from that contained in this prospectus supplement and the accompanying base prospectus. When you make a decision about whether to invest in our securities, you should not rely upon any information other than the information in this prospectus supplement or the accompanying base prospectus. Neither the delivery of this prospectus supplement or the accompanying base prospectus, nor the sale of our Class A Common Stock, Pre-Funded Warrants, and Warrants, means that information contained in this prospectus supplement and the accompanying base prospectus is correct after their respective dates.

We are offering to sell, and seeking offers to buy, shares of our Class A Common Stock, Pre-Funded Warrants, and Warrants only in jurisdictions where offers and sales are permitted.

S-i

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying base prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus supplement and the accompanying base prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed subsequently to such Form 10-K. Unless the context indicates otherwise, references in this prospectus supplement to “Bakkt Holdings, Inc.,” “Bakkt,” the “Company,” “we,” “our” and “us” refer, collectively, to Bakkt Holdings, Inc., a Delaware corporation, and its consolidated subsidiaries taken as a whole.

Company Overview

Founded in 2018, Bakkt operates technology that connects the digital economy by offering a platform for crypto and redeeming loyalty points. We enable our clients to deliver new opportunities to their customers through an interactive web experience or application programming interface (“API”) solutions that unlock crypto and drive loyalty. The global market for crypto, while nascent, is rapidly evolving and expanding. We believe we are well-positioned to provide secure, licensed product solutions and grow with this evolving market. We believe our platform is well positioned to power commerce by enabling consumers, brands, and financial institutions to better manage, transact with and monetize crypto in exciting new ways.

We provide, or are working to provide, simplified solutions focused in the following areas:

Crypto

•

Custody. Our institutional-grade qualified custody solution caters to more experienced market participants, offering a highly secure and compliance-focused infrastructure. It also supports our consumer crypto infrastructure.

•

Crypto Trading. Our platform provides consumers, businesses and institutions with the ability to buy, sell and store crypto in a simple, intuitive digital experience accessed via APIs or embedded web experience.

•

Crypto Rewards. We are in the process of enabling clients of all sizes to offer loyalty and rewards to their customers in the form of crypto – either by earning crypto rewards, or by redeeming existing reward currencies, such as points or miles, into crypto.

Loyalty

•

We offer a full spectrum of content that clients can make available to their customers when redeeming loyalty currencies, thus driving consumer loyalty and engagement. Our redemption solutions span a variety of rewards categories including merchandise (such as Apple products and services), gift cards and digital experiences.

Additional information regarding our business and the risks related thereto, including with respect to our ability to continue as a going concern, are described in under “Prospectus Summary” of the accompanying base prospectus and the documents we incorporate by reference into this prospectus supplement.

Corporate Information

Our principal executive offices are located at 10000 Avalon Boulevard, Suite 1000, Alpharetta, Georgia 30009. Our telephone number is (678) 534-5849. Our website is https://www.bakkt.com. Information contained on, or that can be accessed through, our website is not a part of, and is not incorporated into, this prospectus supplement, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.

THE OFFERING

Class A Common Stock Offered by Us:	30,000,000 shares of Class A Common Stock

Class 1 Warrants Offered by Us:	Purchasers of our Class A Common Stock and Pre-Funded Warrants in this offering will also receive Class 1 Warrants to purchase 50% of the number of shares of our Class A Common Stock and Pre-Funded Warrants purchased by such purchaser in this offering, rounded down to the nearest whole share, or Class 1 Warrants to purchase 23,086,051 shares of Class A Common Stock. We will receive gross proceeds from the Class 1 Warrants solely to the extent such Class 1 Warrants are exercised for cash. The Class 1 Warrants will be exercisable on the six (6) month anniversary of the date of issuance for a period of five and half (5.5) years at an exercise price of $1.0200 per share of Class A Common Stock. This prospectus supplement also relates to the Class A Common Stock issuable upon exercise of the Class 1 Warrants.

Class 2 Warrants Offered by Us:	Purchasers of our Class A Common Stock and Pre-Funded Warrants in this offering will also receive Class 2 Warrants to purchase 50% of the number of shares of our Class A Common Stock and Pre-Funded Warrants purchased by such purchaser in this offering, rounded down to the nearest whole share, or Class 2 Warrants to purchase 23,086,051 shares of Class A Common Stock. We will receive gross proceeds from the Class 2 Warrants solely to the extent such Class 2 Warrants are exercised for cash. The Class 2 Warrants will be exercisable on the six (6) month anniversary of the date of issuance for a period of five and half (5.5) years at an exercise price of $1.0200 per share of Class A Common Stock other than exercises for the alternative cashless exercise (as described in the Class 2 Warrants), which will become available only after the Company obtains the necessary stockholder approvals. This prospectus supplement also relates to the Class A Common Stock issuable upon exercise of the Class 2 Warrants.

Pre-Funded Warrants Offered by Us:	We are also offering, in lieu of Class A Common Stock, Pre-Funded Warrants to purchase 16,136,102 shares of Class A Common Stock. The purchase price of each Pre-Funded Warrant will equal $0.8669 per share of Class A Common Stock, which is the price per share of our Class A Common Stock sold in this offering, minus $0.0001, and the exercise price of each Pre-Funded Warrant is $0.0001 per share. Each Pre-Funded Warrant will be exercisable at any time after the date of issuance, subject to an ownership limitation, and do not expire until exercised in full. This prospectus supplement also relates to the shares of our Class A Common Stock issuable upon exercise of the Pre-Funded Warrants.

Class A Common Stock to be Outstanding Immediately After This Offering(1):	153,987,617 shares of Class A Common Stock (assuming the exercise in full of the Pre-Funded Warrants and issuance of 11,534,025 shares of Class A Common Stock in the Concurrent Offering, but not exercise of the Warrants offered hereby or in the Concurrent Offering).

Concurrent Offering:	In the Concurrent Offering, we are selling to our affiliate, ICE, up to 11,534,025 shares of our Class A Common Stock, Class 1 Warrants to purchase up to 5,767,012 shares of our Class A Common Stock, and Class 2 Warrants to purchase up to 5,767,012 shares of our Class A Common Stock, at the same purchase price as the purchasers in this offering, for an aggregate purchase price of approximately up to approximately $10 million. Of such securities, 2,762,009 shares of our Class A Common Stock, Class 1 Warrants to purchase 1,381,004 shares of our Class A Common Stock and Class 2 Warrants to purchase 1,381,004 shares of our Class A Common Stock will be issued concurrently with the closing of the securities being offered pursuant to this prospectus supplement and the accompanying base prospectus in accordance with the Purchase Agreement, and the remaining securities being issued to ICE will be issued after we obtain the necessary stockholder approvals in accordance Listed Company Manual of the NYSE, subject to the satisfaction of other customary closing conditions. ICE is providing a voting support agreement in connection with this offering and the Concurrent Offering, which generally provides that ICE will attend the Special Meeting to approve the issuance of the shares of Class A Common Stock and the shares of Class A Common Stock underlying the related Class 1 Warrants and Class 2 Warrants issuable in respect of the Concurrent Offering that exceed the limitations of the Listed Company Manual of the NYSE and the shares of Class A Common Stock issuable in respect of the alternative cashless exercise provision of the Class 2 Warrants described below and to vote in support of such proposal at the Special Meeting. The securities being issued in the Concurrent Offering to ICE are being offered pursuant to the registration statement of which this prospectus supplement forms a part, but are not being offered pursuant to this prospectus supplement and the accompanying base prospectus.

Use of Proceeds:	We estimate that the net proceeds from this offering will be approximately $36.7 million, after deducting the Placement Agent’s fees and estimated offering expenses payable by us and without giving effect to any cash proceeds we may receive upon cash exercise of the Warrants. We currently expect to use the net proceeds that we receive from this offering for working capital and other general corporate purposes. See “Use of Proceeds” for more information.

Ticker symbol of our Class A Common Stock on the NYSE:	“BKKT”

Risk Factors:	See “Risk Factors” beginning on page S-7 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement and the accompanying base prospectus, for a discussion of certain factors you should carefully consider before deciding to invest in our securities.

(1)

The number of shares of Class A Common Stock to be outstanding after the offering is based on 96,317,490 shares of Class A Common Stock outstanding as of February 27, 2024, and excludes, as of that date, the following:

•

179,883,479 shares of Class A Common Stock issuable upon exchange of paired interests, each of which is comprised of one share of Class A Common Stock and one Bakkt Opco Holdings, LLC (f/k/a/ Bakkt Holdings, LLC) (“Opco”) unit, and warrants exercisable to purchase 793,352 paired interests at an exercise price of $1.11 per paired interest;

•	7,140,808 shares of Class A Common Stock issuable upon the exercise of outstanding publicly traded warrants to purchase shares of Class A Common Stock at an exercise price of $11.50 per share;

•	10,105,125 shares of Class A Common Stock underlying outstanding restricted stock units and performance share units;

•	32,665,846 shares of Class A Common Stock that remain available for issuance under the under the 2021 Omnibus Incentive Plan; and

•

46,402,403 shares of Class A Common Stock that may be issued as contingent consideration under that certain Membership Interest Purchase Agreement, dated November 2, 2022, by and among the Bakkt Parties and the Seller Parties (each, as defined therein).

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. You can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would,” the negative of such terms, and other similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on management’s current expectations, assumptions, hopes, beliefs, intentions and strategies regarding future events and are based on currently available information as to the outcome and timing of future events. We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to our business. Forward-looking statements included or incorporated by reference into this prospectus supplement may include, for example, statements about:

•	our future financial performance, including our ability to continue as a going concern;

•	changes in the market for our products and services;

•	the expected impacts from the Bakkt Crypto Acquisition; and

•	expansion plans and opportunities, including our plans to expand to international markets.

These forward-looking statements are based on information available as of the date they were made and reflect management’s expectations, forecasts and assumptions as of such date, and involve a number of judgments, known and/ or unknown risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. We do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable law.

You should not place undue reliance on these forward-looking statements. Should one or more of a number of known and unknown risks and uncertainties materialize, or should any of our assumptions prove incorrect, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to:

•	our ability to grow and manage growth profitably;

•	our ability to continue as a going concern;

•	changes in our business strategy;

•	changes in the markets in which we compete, including with respect to our competitive landscape, technology evolution or changes in applicable laws or regulations;

•	changes in the markets that we target;

•	disruptions in the crypto market that subject us to additional risks, including the risk that banks may not provide banking services to us;

•	the possibility that we may be adversely affected by other economic, business, and/or competitive factors;

•	the inability to launch new services and products or to profitably expand into new markets and services, or the inability to continue offering existing services or products;

•	the inability to execute our growth strategies, including identifying and executing acquisitions and our initiatives to add new clients;

•	our ability to achieve the expected benefits from the Bakkt Crypto Acquisition;

•	our failure to comply with extensive government regulation, oversight, licensure and appraisals;

•	the uncertain regulatory regime governing blockchain technologies and crypto;

•	the inability to develop and maintain effective internal controls and procedures;

•	the exposure to any liability, protracted and costly litigation or reputational damage relating to our data security;

•	the impact of any goodwill or other intangible assets impairments on our operating results;

•	the impact of any pandemics or other public health emergencies;

•	our inability to maintain the listing of our securities on the NYSE; and

•

other risks and uncertainties indicated in this prospectus supplement, including those set forth under “Risk Factors” and any risk factors described in any amendments or supplements to this prospectus and in the documents incorporated by reference herein.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, in addition to carefully considering the other information contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein, you should carefully consider the risks, uncertainties, and assumptions described under the caption “Risk Factors” contained this prospectus supplement and in the accompanying base prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Part I—Item 1A—Risk Factors” of our most recent Annual Report on Form 10-K and in “Part II—Item 1A—Risk Factors” of our Quarterly Reports on Form 10-Q filed subsequently to such Form 10-K that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission (“SEC”) in the future. The risks described in these documents are not the only ones we face. Our business, operating results, financial condition or prospects could also be harmed by risks and uncertainties not currently known to us or that we currently do not believe are material. If any of the risks actually occur, our business, operating results, financial condition and prospects could be adversely affected. In that event, the market price of our securities could decline, and you could lose part or all of your investment. Please also carefully read the section titled “Forward-Looking Statements” and “Incorporation by Reference.”

We might not be able to continue as a going concern.

Our unaudited condensed consolidated financial statements as of September 30, 2023 were prepared under the assumption that we would continue as a going concern for the next twelve months from November 14, 2023, which was the date we initially filed our Quarterly Report on Form 10-Q for the period ended September 30, 2023 (the “Original Q3 Form 10-Q”), which contemplated the realization of assets and the satisfaction of liabilities in the normal course of business and did not include any adjustments relating to recoverability and the classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of certain uncertainties.

Subsequent to the filing of the Original Q3 Form 10-Q and in connection with the filing of our subsequent amendments to the Original Q3 Form 10-Q (the most recent amendment, the “Amended Q3 Form 10-Q”), we determined that we did not believe that our cash and restricted cash was sufficient to fund our operations for the 12 months following the date of the Amended Q3 Form 10-Q. Specifically, as of January 31, 2024, the Company had approximately $50.0 million of cash and cash equivalents that was not restricted and approximately $8.2 million in available-for-sale securities. We intend to use our unrestricted cash and proceeds from maturity of available-for-sale debt securities to (i) fund our day-to-day operations, including regulatory capital, compensating balance arrangements and other similar commitments which may be subject to change, (ii) activate new crypto clients, (iii) maintain our product development efforts, and (iv) optimize our technology infrastructure. Our cash and proceeds from the maturity of available-for-sale debt securities as of the date of the filing of the Amended Q3 Form 10-Q were estimated to fund our operations into the second or third quarter of 2024, depending on the results from our ongoing negotiations of requests for increased cash collateral or revised credit terms with certain of our providers.

There is significant uncertainty associated with our expansion to new markets and the growth of our revenue base given the rapidly evolving environment associated with crypto assets. Accordingly, we could not conclude it was probable we would be able to increase revenues substantially beyond levels that we have attained in the past in order to generate sustainable operating profit and sufficient cash flows to continue doing business without raising additional capital in the near future. As a result of our expected operating losses and cash burn for the foreseeable future and recurring losses from operations, if we are unable to raise sufficient capital through additional debt or equity arrangements, there will be uncertainty regarding our ability to maintain liquidity sufficient to operate our business effectively, which has raised substantial doubt as to our ability to continue as a going concern. If we cannot continue as a viable entity, our stockholders would likely lose most or all of their investment in us.

As a result, we have experienced and may continue to experience additional impacts to our business as a result of our partners and customers concern regarding our ability to continue as a going concern. For example, subsequent to the filing of the Original Q3 Form 10-Q through the filing of the Amended Q3 Form 10-Q, (i) one of our partners closed out of all customer positions, (ii) we received inquiries from partners and prospective partners about the financial position of the Company, (iii) certain of our surety bond providers requested additional collateral, (iv) our purchasing card provider requested an additional collateral pledge of between $8 million and 13 million, depending on the amount of the purchasing limit thereunder, and (v) certain of our liquidity providers requested updated payment arrangements. There can be no assurance that we will not experience additional adverse impacts to our business, including additional or accelerated account closures, loss of future potential business, and additional demands for cash or collateral, which, individually or in the aggregate may further impair our business and exacerbate our ability to continue as a going concern.

As we are currently unable to generate sustainable operating profit and sufficient cash flows, we have determined that our future success will depend on our ability to raise sufficient additional capital. We are seeking additional financing and evaluating financing alternatives in order to meet our cash requirements for the next 12 months.

We cannot be certain that raising additional capital, whether through selling additional equity or debt securities or obtaining a line of credit or other loan, will be available to us or, if available, will be on terms acceptable to us. If we issue additional securities to raise funds, these securities may have rights, preferences, or privileges senior to those of our Class A Common Stock, and our current stockholders may experience dilution. If we are unable to obtain funds when needed or on acceptable terms, we may be required to curtail our current platform expansion programs, cut operating costs, forego future development and other opportunities or even terminate our operations. In addition, even if we are able to mitigate or alleviate our going concern status, we may be unable to recover with investors, partners and customers due to the adverse reputational effects.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

We currently intend to use the net proceeds from this offering for working capital and other general corporate purposes. Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our securities. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our Class A Common Stock to decline.

Future sales and issuances of our Class A Common Stock or other equity securities may reduce the market price of our securities.

We may issue additional shares of our Class A Common Stock or other equity securities in the future in connection with, among other things, future acquisitions, repayment of outstanding indebtedness or grants under the 2021 Omnibus Incentive Plan without stockholder approval in a number of circumstances. The issuance of additional Class A Common Stock or other equity securities could have, among other things, one or more of the following effects: our existing stockholders’ proportionate ownership interest will decrease; the amount of cash available per share, including for payment of dividends in the future, may decrease; the relative voting strength of each previously outstanding share of our Class A Common Stock may be diminished; and the market price of our Class A Common Stock and/or Warrants may decline.

We may need additional capital, and any additional capital we seek may not be available in the amount or at the time we need it, or on terms that would be acceptable to us.

We may need to raise funds in the future to execute our business plan. We may seek to raise additional capital to fund or expand our business, pursue strategic investments, and take advantage of financing or other opportunities that we believe to be in our best interests and the interests of our stockholders. Additional capital may be raised through the sale of common or preferred equity or convertible debt securities, entry into debt facilities or other third-party funding arrangements. The sale of equity and convertible debt securities may result in dilution to our stockholders and those securities may have rights senior to those of our Class A Common Stock. Agreements entered into in connection with such capital raising activities could contain covenants that would restrict our operations or require us to relinquish certain rights. Additional capital may not be available on reasonable terms, or at all. If we cannot timely raise any needed funds, we may be forced to reduce our operating expenses, which could adversely affect our ability to implement our long-term strategic roadmap and grow our business.

The market price of our securities may be volatile.

The trading market for our securities has in the past been and could in the future be impacted by market volatility. During the 12 months ended February 27, 2024, the market price of our Class A Common Stock has ranged from a high of $2.75 per share to a low of $0.641 per share. This market volatility could reduce the market price of our securities without regard to our operating performance. In addition, the trading price of our Class A Common Stock could change significantly in response to actual or anticipated variations in our quarterly operating results, announcements by us or our competitors, factors affecting the crypto industry generally, changes in national or regional economic conditions, changes in securities analysts’ estimates for us or our competitors’ or industry’s future performance or general market conditions, making it more difficult for our securities to be sold at a favorable price or at all. The market price of our Class A Common Stock could also be reduced by general market price declines or market volatility in the future or future declines or volatility in the prices of stocks for companies in our industry.

There is no public market for the Pre-Funded Warrants or the Warrants being offered in this offering.

There is no public trading market for the Pre-Funded Warrants or the Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants or the Warrants on any securities exchange or nationally recognized trading system, including the NYSE. Without an active market, the liquidity of the Pre-Funded Warrants and the Warrants will be limited.

Holders of Pre-Funded Warrants and Warrants purchased in this offering will have no rights as stockholders of the Company until such holders exercise their Pre-Funded Warrants and/or Warrants and acquire Class A Common Stock of the Company.

Until the holders of Pre-Funded Warrants and Warrants acquire shares of our Class A Common Stock upon exercise of the Pre-Funded Warrants or Warrants, as applicable, holders of these warrants will have no rights with respect to the shares of our Class A Common Stock underlying such Pre-Funded Warrants and Warrants, as applicable. This includes any voting rights, dividends, or other rights as a stockholder of the Company. Upon exercise of the Pre-Funded Warrants and the Warrants, the holders will be entitled to exercise the rights of a holder of Class A Common Stock only as to the matters for which the record date occurs after the exercise date.

Significant holders or beneficial holders of our Class A Common Stock may not be permitted to exercise Pre-Funded Warrants that they hold.

A holder of a Pre-Funded Warrant will not be entitled to exercise any portion of any Pre-Funded Warrant that, upon giving effect to such exercise, would cause the aggregate number of shares of Class A Common Stock beneficially owned by the holder (together with its affiliates and any other persons acting as a group together with the holder or any of the holder’s affiliates) to exceed 4.99% (or, at the election of the holder prior to the issuance of the Pre-Funded Warrant, 9.99%) of the number of shares of Class A Common Stock outstanding immediately after giving effect to the issuance of shares of Class A Common Stock issuable upon exercise of the Pre-Funded Warrant. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% provided that any increase shall not be effective until 61 days following notice from the holder to us. As a result, you may not be able to exercise your Pre-Funded Warrants for shares of our Class A

Common Stock at a time when it would be financially beneficial for you to do so. In such circumstance you could seek to sell your Pre-Funded Warrants to realize value, but you may be unable to do so in the absence of an established trading market for the Pre-Funded Warrants.

Further, the Class 2 Warrant contains an alternative cashless exercise provision, which will not be exercisable unless we obtain Stockholder Approval (as defined in the Class 2 Warrant). While we expect to seek Stockholder Approval at the Special Meeting, we may not obtain Stockholder Approval and, as such, such exercise right will not be available prior to the expiration of the Class 2 Warrants.

The Pre-Funded Warrants and Warrants are speculative in nature.

The Pre-Funded Warrants and Warrants do not confer any rights of Class A Common Stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of Class A Common Stock at a fixed price for a limited period of time. Specifically, commencing on the six (6) month anniversary of the date of issuance, holders of the Warrants may severally exercise their right to acquire Class A Common Stock and pay an exercise price of $1.0200 per share, subject to certain adjustments. The Warrants will expire in five and a half (5.5) years from the original issuance date, after which each time any unexercised Warrants will expire and have no further value. Moreover, following this offering, the market value of the Pre-Funded Warrants and Warrants, if any, is uncertain and there can be no assurance that the market value of the Pre-Funded Warrants and Warrants will equal or exceed their imputed offering price. The Pre-Funded Warrants and Warrants will not be listed or quoted for trading on any market or exchange. There can be no assurance that the market price of the Class A Common Stock will ever equal or exceed the exercise price of the Warrants and consequently, whether it will ever be profitable for holders of the Warrants to exercise the warrants.

We may not receive any additional funds upon the exercise of the Pre-Funded Warrants or Warrants.

Each Pre-Funded Warrant and Warrant may be exercised by way of a cashless exercise, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of shares of the Class A Common Stock as determined according to the formulas set forth in the Pre-Funded Warrant or Warrant. In addition, upon the occurrence of certain events, the Class 2 Warrants may be exercised by way of an alternative cashless exercise, allowing the holder to receive the product of (x) the aggregate number of shares subject to the alternative cashless exercise (up to the full number of shares that would be issuable upon exercise of the Class 2 Warrant in accordance with the terms of the Class 2 Warrant if such exercise were by means of a cash exercise rather than a cashless exercise) and (y) 0.5 See “Description of the Securities We Are Offering-Class 2 Warrants.” Accordingly, we may not receive any additional funds upon the exercise of the Pre-Funded Warrants or Warrants.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $36.7 million, after deducting the placement agent’s fees and estimated offering expenses payable by us, which does not include the approximately $47.1 million we may receive upon the cash exercise of the Warrants and the up to approximately $10 million of gross proceeds we may receive in the Concurrent Offering.

We currently expect to use the net proceeds that we receive from this offering for working capital and other general corporate purposes.

The amounts and timing of our use of the net proceeds may vary significantly and will depend on a number of factors, including our ability to generate profitable revenue and the achievement of our corporate goals. Pending use of the net proceeds as described above, we intend to temporarily invest the proceeds in short-term, interest-bearing instruments.

As of the date of this prospectus supplement, we cannot specify with certainty the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds, and purchasers will be relying on the judgment of our management regarding the application of the proceeds from this and the Concurrent Offering.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

Offering

We are offering shares of our Class A Common Stock, Pre-Funded Warrants, Class 1 Warrants and Class 2 Warrants. The shares of our Class A Common Stock and/or Pre-Funded Warrants and accompanying Class 1 Warrants and Class 2 Warrants will be issued separately. We also are registering the shares of Class A Common Stock issuable from time to time upon exercise of the Pre-Funded Warrants and the Class 1 Warrants and Class 2 Warrants offered hereby.

Class A Common Stock

The material terms and provisions of our Class A Common Stock are described under the caption “Description of Capital Stock” in the accompanying base prospectus and are incorporated herein by reference.

Class 1 Warrants

The following is a brief summary of certain terms and conditions of the Class 1 Warrants being offered by us. The following description is subject in all respects to the provisions contained in the Class 1 Warrants.

Form

The Class 1 Warrants will be issued as individual warrant agreements to each individual purchaser of a Class 1 Warrant, the form of which is included as an exhibit to the Purchase Agreement.

Term

The Class 1 Warrants will expire on September 4, 2029.

Exercisability

The Class 1 Warrant will be exercisable, in whole or in part, at any time or times on or after the six (6) month anniversary of the date of issuance and through 5:00 p.m. (New York City time) on September 4, 2029 by delivery to the Company of a duly executed facsimile copy or PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form attached to the Class 1 Warrant within the earlier of (i) two (2) Trading Days (as defined in the Class 1 Warrant) and (ii) the number of Trade Days comprising the Standard Settlement Period (as defined in the Class 1 Warrant). The Exercise Price is $1.0200 per share of Class A Common Stock. The holder (as defined in the Class 1 Warrant) shall deliver the aggregate Exercise Price for the number of Warrant Shares specified in the applicable Notice of Exercise (as defined in the Class 1 Warrant) by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure, as described below, is completed.

Cashless Exercise

The Class 1 Warrant may also be exercised, in whole or in part, at any time or times on or after the initial exercise date and on or before the termination date of the Class 1 Warrant by means of a “cashless exercise” in which the holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the Class A Common Stock on the principal Trading Market as reported by Bloomberg L.P. as of the time of the holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2(a) hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

Fractional Shares

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of a Class 1 Warrant. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price (as defined in the Class 1 Warrant) or round up to the next whole share.

Exercise Limitations

A holder of a Class 1 Warrant will not be entitled to exercise any portion of any Class 1 Warrant that, upon giving effect to such exercise, would cause the aggregate number of shares of Class A Common Stock beneficially owned by the holder (together with its affiliates and any other persons acting as a group together with the holder or any of the holder’s affiliates) to exceed 4.99% (or, at the election of the holder prior to the issuance of the Class 1 Warrant, 9.99%) of the number of shares of Class A Common Stock outstanding immediately after giving effect to the issuance of shares of Class A Common Stock issuable upon exercise of the Class 1 Warrant. Any holder may, upon written notice to us, increase or decrease such percentage to any other percentage not in excess of 9.99% provided that any increase shall not be effective until 61 days following notice from the holder to us. If this Class 1 Warrant is unexercisable as a result of this limitation, no alternate consideration is owed to the holder.

Transferability

Subject to applicable laws, a Class 1 Warrant may be transferred, in whole or in part, at the option of the holder upon surrender of the Class 1 Warrant to us together with the appropriate instruments or transfer and funds sufficient to pay any transfer taxes payable upon such transfer.

Trading Market; Exchange Listing

We do not plan to list the Class 1 Warrants for trading on any trading exchange. The shares of Class A Common Stock issuable upon exercise of the Class 1 Warrants are currently listed on NYSE under “BKKT.”

Fundamental Transaction

In the event of a fundamental transaction, as further described in the Class 1 Warrant, and generally including any reorganization, recapitalization or reclassification of our Class A Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets (as clarified in the Class 1 Warrants), our consolidation or merger with or into another person, the acquisition of more than 50% of the voting power of the common equity of the Company, the holders of the warrants will be entitled to receive the number of shares of Class A Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation and any additional consideration receivable as a result of the fundamental transaction by a holder of the number of the shares of Class A Common Stock for which the Class 1 Warrant is exercisable immediately prior to such fundamental transaction. In addition, we or our successor or acquiring corporation shall, at the holder’s option, exercisable at any time concurrently with, or within thirty (30) days after, the consummation of the fundamental transaction (or, if later, the date of the public announcement of the applicable fundamental transaction), purchase the Class 1 Warrant from the holder by paying to the holder an amount of cash equal to the Black Scholes Value (as defined in the Class 1 Warrant) of the remaining unexercised portion of the Class 1 Warrant on the date of the consummation of such fundamental transaction, subject to certain limitations and conditions as set forth in the Class 1 Warrant.

No Rights as a Stockholder

Except as otherwise provided in the Class 1 Warrants or by virtue of such holder’s ownership of shares of Class A Common Stock, the holders of the Class 1 Warrants do not have the rights or privileges of holders of our Class A Common Stock, including any voting rights, until they exercise their Class 1 Warrants.

Class 2 Warrants

The terms and conditions of the Class 2 Warrants are identical to the terms and conditions of the Class 1 Warrants except that, after the Company has obtained Stockholder Approval (as defined in the Purchase Agreement), then, if at any time during the period beginning on six (6) month anniversary of the date of issuance the Reference Value (as defined below) is less than the Exercise Price (the “Trigger Event”), then the holder shall have the option, exercisable at any time when the Trigger Event shall have occurred or shall be continuing to occur, to effect an “alternative cashless exercise” by providing the Company with a Notice of Exercise specifying the aggregate number of Warrant Shares subject to such alternative cashless with the number of shares issuable upon such alternative cashless exercise being equal to the product of (x) the aggregate number of Warrant Shares subject to the alternative cashless exercise Notice of Exercise (up to the full number of shares that would be issuable upon exercise of the Class 2 Warrant in accordance with the terms of the Class 2 Warrant if such exercise were by means of a cash exercise rather than a cashless exercise) and (y) 0.5. For purposes of the Class 2 Warrant, the “Reference Value” shall mean the last reported sales price of the Class A Common Stock for each of the three (3) Trading Days ending on the Trading Day prior to the date on which Notice of Exercise is given. See above for the other terms and conditions of Class 1 Warrants, which otherwise shall apply in all respect to the Class 2 Warrants.

Pre-Funded Warrant

We are offering to purchasers in this offering who would otherwise, together with its affiliates and certain related parties, beneficially own more than 4.99% (or, at the election of the holder prior to the issuance of the Pre-Funded Warrant, 9.99%) of our outstanding shares of Class A Common Stock immediately following the consummation of this offering, the opportunity to purchase Pre-Funded Warrants, in lieu of shares that otherwise would result in the purchaser’s beneficial ownership exceeding 9.99% of our outstanding shares of Class A Common Stock.

The terms and conditions of the Pre-Funded Warrants are identical to those of the Class 1 Warrants except that:

•	each Pre-Funded Warrant is exercisable for one share of Class A Common Stock at an exercise price of $0.0001 per share;

•	the Pre-Funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full; and

•	in the event of a fundamental transaction, the holders of Pre-Funded Warrants are not entitled to the rights set forth under “Fundamental Transaction” above.

The Pre-Funded Warrants will be issued as individual warrants to each individual purchaser of a Pre-Funded Warrant, the form of which is included as an exhibit to Purchase Agreement. We do not plan to list the Pre-Funded Warrant for trading on any trading exchange. The shares of Class A Common Stock issuable upon exercise of the Pre-Funded Warrants are currently listed on NYSE under “BKKT.”

PLAN OF DISTRIBUTION

Keefe, Bruyette & Woods, Inc. (“KBW”) has agreed to act as our exclusive placement agent in connection with this offering, subject to the terms and conditions of the placement agency agreement dated February 29, 2024. The Placement Agent is not purchasing or selling any of the securities offered by this prospectus supplement.

We will enter into the Purchase Agreement with the purchasers in this offering to purchase our securities in this offering.

In accordance with the Purchase Agreement, we will deliver the securities being issued to the purchasers upon receipt of such purchaser’s funds for the purchase of the securities offered pursuant to this prospectus supplement. We will deliver all securities to be issued in connection with this offering upon receipt of purchaser funds received by us. We expect to deliver the securities being offered pursuant to this prospectus supplement on or about March 4, 2024.

We have agreed to indemnify the Placement Agent and specified other persons against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the Placement Agent may be required to make in respect thereof.

Fees and Expenses

We have agreed to pay the Placement Agent a fee based on the aggregate proceeds as set forth in the table below, which does not take into account the sale of our securities in the Concurrent Offering, nor the exercise of any Warrants issued pursuant to this offering or the Concurrent Offering:

	Per Share and Accompanying Warrants	Per Pre-Funded Warrant and Accompanying Warrants	Total
Offering Price	$0.8670	$0.8669	$39,998,386.82
Placement Agent’s fees(1)	$0.0520	$0.0520	$2,399,077.30
Proceeds to us, before expenses	$0.8150	$0.8149	$37,599,309.52

(1)

We have agreed to pay the placement agent a placement agent fee in an amount equal to six percent (6%) of the gross proceeds received by the Company in this offering, excluding any amounts that may be paid upon the exercise of Warrants issued under the Purchase Agreement by the Company. KBW is not acting as a placement agent in connection with the Concurrent Offering and will not receive any fees related to the Concurrent Offering.

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:

•	may not engage in any stabilization activity in connection with our securities; and

•

may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Lock-Up Agreements

Our directors and officers have entered into lock-up agreements. Under these agreements, these individuals have agreed, subject to specified exceptions, not to sell or transfer any shares of Class A Common Stock or securities convertible into, or exchangeable or exercisable for, our Class A Common Stock during a period ending 120 days after the date of this prospectus supplement. Specifically, these individuals have agreed, in part, not to:

•

offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the individuals subject to the lock-up or any affiliate of the individuals subject to the lock-up or any person in privity with the individuals subject to the lock-up or any affiliate of the individuals subject to the lock-up), directly or indirectly;

•

establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of Class A Common Stock or securities convertible, exchangeable or exercisable into, shares of Class A Common Stock beneficially owned, held or hereafter acquired; or

•

make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Class A Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement) or publicly disclose the intention to do any of the foregoing.

Notwithstanding these limitations, these shares of Class A Common Stock may be transferred under limited circumstances, including, without limitation, pursuant to pre-established trading plans adopted under Rule 10b5-1 of the Exchange Act, by gift, charitable contribution, will, and intestate succession.

Listing

Our Class A Common Stock is listed on The New York Stock Exchange under the symbol “BKKT.”

There is no established public trading market for the Warrants or the Pre-Funded Warrants and we do not expect a market to develop for either security. Without an active trading market, the liquidity of the Warrants and the Pre-Funded Warrants will be limited. In addition, we do not intend to list the Warrants or the Pre-Funded Warrants on NYSE, any other national securities exchange, or any other trading system.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A Common Stock is Equiniti Trust Company.

Other Activities and Relationships

The Placement Agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities. The Placement Agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the Placement Agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the Placement Agent or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The Placement Agent and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the Class A Common Stock offered hereby. Any such short positions could adversely affect future trading prices of the Class A Common Stock offered hereby. The Placement Agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Austin, Texas. Goodwin Procter LLP is representing the Placement Agent in connection with this offering.

EXPERTS

The consolidated financial statements of Bakkt Holdings, Inc., appearing in the Company’s Annual Report (Form 10-K) for the year ended December 31, 2022 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

The financial statements of VPC Impact Acquisition Holdings as of October 14, 2021 and December 31, 2020 and for the period from January 1, 2021 through October 14, 2021 and for the period from July 31, 2020 (inception) through December 31, 2020 are incorporated by reference in this prospectus supplement have been audited by WithumSmith+Brown, PC, the Company’s independent registered public accounting firm prior to the Business Combination, as set forth in their report thereon, and have been incorporated herein in reliance on such report given on the authority of said firm as experts in accounting and auditing.

The financial statements of Bakkt Crypto Solutions, LLC (f/k/a Apex Crypto LLC) as of December 31, 2022 and 2021 and for the years then ended incorporated by reference in this prospectus supplement from the Current Report on Form 8-K/A filed by Bakkt Holdings, Inc. on April 18, 2023 have been audited by RSM US LLP, independent auditors, as stated in their report thereon, incorporated herein by reference. Such financial statements have been so incorporated in this prospectus supplement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at investors.bakkt.com. Information accessible on or through our website is not a part of this prospectus supplement.

This prospectus supplement and the accompanying base prospectus are part of a registration statement on Form S-3 that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided above. Forms of documents establishing the terms of any offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus supplement and the accompanying base prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents.

The information that we incorporate by reference in this prospectus supplement is considered to be part of this prospectus supplement. Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents that have been furnished rather than filed), until the offering of the securities under the prospectus supplement is terminated or completed:

•	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 24, 2023 (our “Annual Report”);

•	the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 24, 2023, that are incorporated by reference into our Annual Report;

•

our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023 and June  30, 2023, filed with the SEC on May 11, 2023 and August 10, 2023, respectively, and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023, filed with the SEC on November 14, 2023, as amended by our Quarterly Reports on Form 10-Q/A filed with the SEC on February 7, 2024, February 8, 2024 and February 14, 2024;

•

our Current Reports on Form 8-K filed with the SEC on March 9, 2023, April 3, 2023, April 19, 2023, June 9, 2023 and February  29, 2024 and on Form 8-K/A filed with the SEC on April  5, 2022, April 18, 2023, and February 14, 2024; and

•

the description of our securities contained in the Registration Statement on Form 8-A relating thereto, filed on October 15, 2021, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

10000 Avalon Boulevard, Suite 1000

Alpharetta, Georgia 30009

(678) 534-5849

PROSPECTUS

Bakkt Holdings, Inc.

$150,000,000

Class A Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may issue securities from time to time in one or more offerings, in amounts, at prices and on terms determined at the time of offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus, which will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $150,000,000.

The securities may be sold directly to you, through agents or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.

Our Class A common stock, par value $0.0001 per share (“Class A Common Stock”), and our public warrants to purchase Class A Common Stock are listed on the New York Stock Exchange (“NYSE”) under the symbols “BKKT” and “BKKT WS,” respectively. Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

We are an “emerging growth company” as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our Class A Common Stock on any securities exchange.

Investing in these securities involves risks. Please carefully read the information under the headings “Risk Factors” beginning on page 7 of this prospectus and “Item 1A – Risk Factors” of our most recent Annual Report on Form 10-K and any Quarterly Report on Form 10-Q filed subsequently to such Form 10-K that is incorporated by reference in this prospectus before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 14, 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities that may be offered. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with information that is different from that contained, or incorporated by reference, in this prospectus, any applicable prospectus supplement or in any related free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any applicable prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

ii

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed subsequently to such Form 10-K. Unless the context indicates otherwise, references in this prospectus to “Bakkt Holdings, Inc.,” “Bakkt,” the “Company,” “we,” “our” and “us” refer, collectively, to Bakkt Holdings, Inc., a Delaware corporation, and its consolidated subsidiaries taken as a whole.

Company Overview

Founded in 2018, Bakkt operates technology that connects the digital economy by offering a platform for crypto and redeeming loyalty points. We enable our clients to deliver new opportunities to their customers through an interactive web experience or application programming interface (“API”) solutions that unlock crypto and drive loyalty. The global market for crypto, while nascent, is rapidly evolving and expanding. We believe we are well-positioned to provide secure, licensed product solutions and grow with this evolving market. We believe our platform is well positioned to power commerce by enabling consumers, brands, and financial institutions to better manage, transact with and monetize crypto in exciting new ways.

We provide, or are working to provide, simplified solutions focused in the following areas:

Crypto

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Custody. Our institutional-grade qualified custody solution caters to more experienced market participants, offering a highly secure and compliance-focused infrastructure. It also supports our consumer crypto infrastructure.

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Crypto Trading. Our platform provides consumers, businesses and institutions with the ability to buy, sell and store crypto in a simple, intuitive digital experience accessed via APIs or embedded web experience.

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Crypto Rewards. We are in the process of enabling clients of all sizes to offer loyalty and rewards to their customers in the form of crypto – either by earning crypto rewards, or by redeeming existing reward currencies, such as points or miles, into crypto.

Loyalty

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We offer a full spectrum of content that clients can make available to their customers when redeeming loyalty currencies, thus driving consumer loyalty and engagement. Our redemption solutions span a variety of rewards categories including merchandise (such as Apple products and services), gift cards and digital experiences.

Acquisition of Bakkt Crypto

On April 1, 2023, we completed the previously announced acquisition (the “Acquisition”) by Bakkt Marketplace, LLC, an indirect wholly owned subsidiary of the Company (“Bakkt Marketplace” and, together with Bakkt, the “Bakkt Parties”), of all of the membership interests in Apex Crypto LLC, a Delaware limited liability company (“Apex Crypto”), from Apex Fintech Solutions Inc., a Delaware corporation (“Seller” and, together with Apex Crypto, the “Seller Parties”), pursuant to the terms of a Membership Interest Purchase Agreement (as amended, the “Purchase Agreement”), dated as of November 2, 2022, by and among the Bakkt Parties and the Seller Parties. Additionally, effective as of April 1, 2023, the Company and the Seller entered into a Registration Rights Agreement, pursuant to which the Company is required to file with the SEC a registration statement for the resale of shares of Bakkt’s Class A common stock that may be issued as contingent consideration under the Purchase Agreement. The Registration Rights Agreement also provides holders of Registrable Securities (as defined therein) with certain customary piggyback registration rights.

Effective June 12, 2023, we changed the name of Apex Crypto to Bakkt Crypto Solutions, LLC (“Bakkt Crypto”). We expect to leverage Bakkt Crypto’s proprietary trading platform and existing relationships with liquidity providers to provide a wider range of crypto assets and competitive pricing to our customers. Bakkt Crypto complements our B2B2C growth strategy by broadening our business partnerships to broker-dealers, registered investment advisors, fintechs and neo-banks. Specifically, Bakkt Crypto offers customers the ability to purchase, sell, store and, in approved jurisdictions, deposit and withdraw approved crypto assets, all from within the applications of our clients with whom customers already have a relationship. Using Bakkt Crypto’s platform, customers can purchase approved crypto assets, store crypto assets in custodial wallets, liquidate their holdings, and transfer supported crypto assets between a custodial wallet maintained by Bakkt Crypto and external wallets in certain jurisdictions, if enabled by the client.

As part of our acquisition of Bakkt Crypto, we also acquired its agreements with more than 30 third-party partners pursuant to which the partners made Bakkt Crypto’s crypto asset trading service available to their customer base. The agreements with these third-party fintech partners (referred to as clients) provide for licensing of their front-end trading platforms by Bakkt Crypto and cooperation between the parties in facilitating customers’ transactions in crypto assets. Additionally, Bakkt Crypto is regularly exploring additional ways to innovate and provide additional products and services to its clients. We are actively pursuing opportunities to provide crypto asset trading services in jurisdictions outside of the United States, including the United Kingdom, Hong Kong, Spain and throughout Latin America, subject to applicable local regulatory approvals. Bakkt Crypto is currently live with customers in Spain, Mexico, Argentina, and Brazil through a partnership with a local client. Subject to applicable regulatory approvals, Bakkt Crypto intends to expand the provision of trading services for institutional clients.

For additional information, please see our Amended Form 10-Q, filed on February 14, 2024, that (i) amends and restates the disclosure in Part II, Item 1A “Risk Factors” to, among other things, add a description of certain risks resulting from changes to the Company’s business following the Acquisition, and (ii) amends and restates Part II, Item 5 to describe certain updates to the Company’s business activities following the Acquisition.

Liquidity and Going Concern

In the unaudited financial statements included in our quarterly report on Form 10-Q for the quarterly period ended September 30, 2023 (the “Original Form 10-Q”) filed on November 14, 2023 (the “Original 10-Q Filing Date”), we disclosed that subsequent to the filing of the Original Form 10-Q, and in connection with the filing of Amendment No. 3 to the Original Form 10-Q (the “Amended Form 10-Q”), we made the following determination regarding our ability to continue as a going concern using the information available to us as of the date of the filing of the Amended Form 10-Q.

We have incurred net losses and consumed cashflow from operations since our inception and continue to incur losses and consume cash through the date of the Amended Form 10-Q filing. We have historically relied on our existing cash and available-for-sale securities portfolio to fund operations. We do not have any long-term debt to service but have commitments under long-term cloud computing, lease and marketing contracts. We expect to continue to incur losses and consume cash for the foreseeable future, which, as of the date of filing of the Amended Form 10-Q, raised substantial doubt about our ability to continue as a going concern.

As of the date of the Amended Form 10-Q, we did not believe that our cash, short-term securities, and restricted cash were sufficient to fund our operations for the next 12 months, without raising additional capital in the near future. We have been executing a strategic plan to optimize our capital allocation and expense base since the fourth quarter of 2022, which has reduced our annual cash expenses year over year and which we expect will continue to reduce our cash expenses in 2024. We are also planning to integrate our regulated entities to reduce regulatory capital and insurance requirements. However, it is critical to our plan to mitigate our cash burn that we significantly expand our revenue base to be able to generate a sustainable operating profit. There is significant uncertainty associated with our expansion to new markets and the growth of our revenue base given the uncertain and rapidly evolving environment associated with crypto assets. Accordingly, we could not conclude, as of the date of the filing of the Amended Form 10-Q, that it was probable that we would be able to increase revenues substantially beyond levels that we have attained in the past in order to generate sustainable operating profit to continue doing business, and, as a result, we concluded these plans did not alleviate substantial doubt about our ability to continue as a going concern. We are seeking additional financing and evaluating financing alternatives in order to meet our cash requirements for the next 12 months. We cannot be certain that raising additional capital, whether through selling additional equity or debt securities or obtaining a line of credit or other loan, will be available to us or, if available, will be on terms acceptable to us. If we cannot continue as a viable entity, our stockholders would likely lose most or all of their investment in us.

For additional information, please see our other filings with the SEC that are incorporated by reference into this prospectus, including the Amended Form 10-Q and the risk factor entitled “We might not be able to continue as a going concern.” included under Part II, Item 1A therein.

Risk Factors Summary

Investing in our Class A common stock involves numerous risks and uncertainties, including the risks and uncertainties described in the section titled “Risk Factors” and elsewhere in this prospectus. You should carefully consider these risks and uncertainties before investing in our securities. Below are some of these risks, any one of which could materially adversely affect our business, financial condition, results of operations, and prospects.

Risks Related to Our Business, Finances and Operations

•	Our business model is newly developed and may encounter additional risks and challenges as it grows.

•	Our platform is still in the early stages of its release and is largely untested.

•	Our ability to add additional functionalities and crypto assets to our platform may adversely affect future growth.

•	We have limited operating history and a history of operating losses.

•	We might not be able to continue as a going concern.

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If we are unable to attract, retain or grow our relationships with our existing clients and third-party custodians, our business, financial condition, results of operations and future prospects would be materially and adversely affected.

•	Excessive redemptions or withdrawals, or a suspension of redemptions or withdrawals, of crypto assets could adversely impact our business.

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Some of our current and prospective clients require the approval of their own regulators in order to deploy our solutions, especially our crypto solutions, and if they are unable to obtain those approvals on a timely basis, or at all, our results of operations and future prospects would be materially and adversely affected.

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A large percentage of our revenue is concentrated with a small number of clients; the loss of any such client would materially and adversely affect our business, financial condition, results of operations and future prospects. Moreover, because of our B2B2C go-to-market model, the loss of any client – regardless of the reason – increases the risk that the customers that originally emanated from that client will transition to another provider or stop doing business with us, which would harm our business.

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We may not realize the anticipated benefits of past or future investments, strategic transactions, or acquisitions – including our acquisition of Bakkt Crypto – and integration of these acquisitions may disrupt our business and management.

Risks Related to Crypto

•	Disruptions in the crypto market subject us to additional risks, including the risk that banks may not provide banking services to us.

•	There may be a general perception among regulators and others that crypto is used to facilitate illegal activity such as fraud, money laundering, tax evasion and ransomware scams.

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We rely on crypto custodial solutions and related technology, which may experience theft, employee or vendor sabotage, security and cybersecurity risks, system failures and other operational issues which could damage our reputation and brand.

•	Our failure to safeguard and manage our customers’ crypto could adversely impact our business, operating results, and financial condition.

•	Crypto does not have extensive historical precedent and distributed ledger technology continues to rapidly evolve.

•	We may encounter technical issues in connection with the integration of supported crypto assets and changes and upgrades to their underlying networks, which could adversely affect our business.

Risks Related to Regulation, Taxation and Laws

•	We are subject to extensive government regulation, oversight, licensure and appraisals and our failure to comply could materially harm our business.

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Regulatory regimes governing blockchain technologies and crypto are evolving and uncertain, and new legislation, regulations, guidance and enforcement actions have in the past required, and may in the future require us to alter our business practices.

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A crypto asset’s status as a “security” in any relevant jurisdiction is subject to a high degree of uncertainty, and if crypto assets on our platform are later determined to be securities, we may be subject to regulatory scrutiny, investigations, fines, and other penalties, which may adversely affect our business, operating results, and financial condition.

•	We are subject to significant litigation risk and risk of regulatory liability and penalties. Any current or future litigation against us could be costly and time-consuming to defend.

Risks Related to Information Technology and Data

•	Actual or perceived cyberattacks, security incidents, or breaches could result in serious harm to our reputation, business and financial condition.

Risks Related to Risk Management and Financial Reporting

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If we are unable to maintain effective internal controls over financial reporting, we may be unable to produce timely and accurate financial statements, which could have a material effect on our business.

Risks Related to Our Securities

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The trading market for our securities has in the past been and could in the future be impacted by market volatility. Stock run-ups, divergences in valuation ratios relative to those seen during traditional markets, high short interest or short squeezes, and strong and atypical retail investor interest in the markets may impact the demand for our securities.

Corporate Information

Our principal executive offices are located at 10000 Avalon Boulevard, Suite 1000, Alpharetta, Georgia 30009. Our telephone number is (678) 534-5849. Our website is https://www.bakkt.com. Information contained on, or that can be accessed through, our website is not a part of, and is not incorporated into, this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

The Securities That May Be Offered

We may offer or sell Class A Common Stock, preferred stock, debt securities, warrants and units in one or more offerings and in any combination. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $150,000,000. Each time securities are offered with this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered and the net proceeds we expect to receive from that sale.

The securities may be sold to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the section of this prospectus captioned “Plan of Distribution.” Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Class A Common Stock

We may offer shares of our Class A Common Stock either alone or underlying other registered securities convertible into our Class A Common Stock. Holders of our Class A Common Stock are entitled to receive dividends declared by our board of directors out of funds legally available for the payment of dividends, subject to rights, if any, of preferred stockholders. We have not paid dividends in the past and have no current plans to pay dividends. Each holder of Class A Common Stock is entitled to one vote per share. The holders of Class A Common Stock have no preemptive rights.

Preferred Stock

Our board of directors has the authority, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Each series of preferred stock offered by us will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into Class A Common Stock.

Debt Securities

We may offer secured or unsecured obligations in the form of one or more series of senior or subordinated debt. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities.” The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We may issue debt securities that are convertible into shares of our Class A Common Stock.

The debt securities will be issued under an indenture between us and a trustee to be identified in an accompanying prospectus supplement. We have summarized the general features of the debt securities to be governed by the indenture in this prospectus and the form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read the indenture.

Warrants

We may offer warrants for the purchase of Class A Common Stock, preferred stock or debt securities. We may offer warrants independently or together with other securities.

Units

We may offer units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the section in the applicable prospectus supplement captioned “Risk Factors,” together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Part I—Item 1A—Risk Factors” of our most recent Annual Report on Form 10-K and in “Part II—Item 1A—Risk Factors” of our Quarterly Reports on Form 10-Q filed subsequently to such Form 10-K that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. You can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would,” the negative of such terms, and other similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on management’s current expectations, assumptions, hopes, beliefs, intentions and strategies regarding future events and are based on currently available information as to the outcome and timing of future events. We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to our business. Forward-looking statements included or incorporated by reference into this prospectus may include, for example, statements about:

•	our future financial performance;

•	changes in the market for our products and services;

•	the expected impacts from the Bakkt Crypto Acquisition; and

•	expansion plans and opportunities.

These forward-looking statements are based on information available as of the date they were made and reflect management’s expectations, forecasts and assumptions as of such date, and involve a number of judgments, known and/ or unknown risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. We do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable law.

You should not place undue reliance on these forward-looking statements. Should one or more of a number of known and unknown risks and uncertainties materialize, or should any of our assumptions prove incorrect, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to:

•	our ability to grow and manage growth profitably;

•	changes in our business strategy;

•	changes in the markets in which we compete, including with respect to our competitive landscape, technology evolution or changes in applicable laws or regulations;

•	changes in the markets that we target;

•	disruptions in the crypto market that subject us to additional risks, including the risk that banks may not provide banking services to us;

•	the possibility that we may be adversely affected by other economic, business, and/or competitive factors;

•	the inability to launch new services and products or to profitably expand into new markets and services, or the inability to continue offering existing services or products;

•	the inability to execute our growth strategies, including identifying and executing acquisitions and our initiatives to add new clients;

•	our ability to achieve the expected benefits from the Bakkt Crypto Acquisition;

•	our failure to comply with extensive government regulation, oversight, licensure and appraisals;

•	the uncertain regulatory regime governing blockchain technologies and crypto;

•	the inability to develop and maintain effective internal controls and procedures;

•	the exposure to any liability, protracted and costly litigation or reputational damage relating to our data security;

•	the impact of any goodwill or other intangible assets impairments on our operating results;

•	the impact of any pandemics or other public health emergencies;

•	our inability to maintain the listing of our securities on the NYSE; and

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other risks and uncertainties indicated in this prospectus, including those set forth under “Risk Factors” and any risk factors described in any amendments or supplements to this prospectus and in the documents incorporated by reference herein.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless otherwise provided in the applicable prospectus supplement, we currently expect to use the net proceeds that we receive from this offering for working capital and other general corporate purposes.

DESCRIPTION OF CAPITAL STOCK

The description of our capital stock is incorporated by reference to Exhibit 4.7 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 24, 2023.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee to be identified in an accompanying prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

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the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

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any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

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the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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the currency of denomination of the debt securities, which may be United States dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

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if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

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any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

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any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of a clearing agency registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which we refer to as the depositary, or a nominee of the depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person, which we refer to as a successor person, unless:

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we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

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default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of us; and

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall send to each securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series.

We refer to this as covenant defeasance. The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities;

•	such deposit will not result in a breach or violation of, or constitute a default under the indenture or any other agreement to which we are a party;

•	no Default or Event of Default with respect to the applicable series of debt securities shall have occurred or is continuing on the date of such deposit; and

•

delivering to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock or Class A Common Stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock or Class A Common Stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the applicable prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:

•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants are to be sold separately or with other securities as parts of units;

•

whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of any equity securities purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities, preferred stock or Class A Common Stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock or Class A Common Stock will be separately transferable;

•	the number of shares of preferred stock or the number of shares of Class A Common Stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provisions, and other provisions for changes to or adjustment in the exercise price, of the warrants, if any;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF UNITS

We may issue units comprising two or more securities described in this prospectus in any combination. For example, we might issue units consisting of a combination of debt securities and warrants to purchase Class A Common Stock. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see the section of this prospectus titled “Where You Can Find More Information.”

The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

•	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell securities:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders.

We may directly solicit offers to purchase securities or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act of 1933, as amended (the “Securities Act”), and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price or prices that may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price;

•	if applicable, the names of any selling securityholders;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Agents, underwriters, dealers and other persons may be entitled under agreements that they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery.

The underwriters and other persons acting as agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Austin, Texas. Additional legal matters may be passed on for us, or any underwriters, dealers or agents by counsel we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Bakkt Holdings, Inc., appearing in the Company’s Annual Report (Form 10-K) for the year ended December 31, 2022 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

The financial statements of VPC Impact Acquisition Holdings as of October 14, 2021 and December 31, 2020 and for the period from January 1, 2021 through October 14, 2021 and for the period from July 31, 2020 (inception) through December 31, 2020 are incorporated by reference in this prospectus have been audited by WithumSmith+Brown, PC, the Company’s independent registered public accounting firm prior to the Business Combination, as set forth in their report thereon, and have been incorporated herein in reliance on such report given on the authority of said firm as experts in accounting and auditing.

The financial statements of Bakkt Crypto Solutions, LLC (f/k/a Apex Crypto LLC) as of December 31, 2022 and 2021 and for the years then ended incorporated by reference in this prospectus from the Current Report on Form 8-K/A filed by Bakkt Holdings, Inc. on April 18, 2023 have been audited by RSM US LLP, independent auditors, as stated in their report thereon, incorporated herein by reference. Such financial statements have been so incorporated in this prospectus in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at investors.bakkt.com. Information accessible on or through our website is not a part of this prospectus.

This prospectus and any prospectus supplement is part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents.

The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

•	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 24, 2023 (our “Annual Report”);

•	the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 24, 2023, that are incorporated by reference into our Annual Report;

•

our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023 and June 30, 2023, filed with the SEC on May  11, 2023 and August 10, 2023, respectively, and our Quarterly Report on Form 10-Q for the quarterly period ended September  30, 2023, filed with the SEC on November 14, 2023, as amended by our Quarterly Reports on Form 10-Q/A filed with the SEC on February  7, 2024, February  8, 2024 and February 14, 2024;

•

our Current Reports on Form  8-K filed with the SEC on March  9, 2023, April  3, 2023, April  19, 2023 and June 9, 2023 and on Form 8-K/A filed with the SEC on April 5, 2022, April  18, 2023 and February 14, 2024; and

•

the description of our securities contained in the Registration Statement on Form 8-A relating thereto, filed on October 15, 2021, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

10000 Avalon Boulevard, Suite 1000

Alpharetta, Georgia 30009

(678) 534-5849

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

30,000,000 Shares of Class A Common Stock

Pre-Funded Warrants to Purchase up to 16,136,102 Shares of Class A Common Stock

Class 1 Warrants to Purchase up to 23,068,051 Shares of Class A Common Stock

Class 2 Warrants to Purchase up to 23,068,051 Shares of Class A Common Stock

Class A Common Stock Underlying the Pre-Funded Warrants, Class 1 Warrants and Class 2 Warrants

PROSPECTUS SUPPLEMENT

Keefe, Bruyette & Woods

           A Stifel Company

February 29, 2024